UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas  75201
(Address of principal executive offices)   (zip code)

(214) 462-6831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2012 Annual Meeting of Shareholders on April 24, 2012.  Matters voted upon by shareholders at that meeting were:

(i)                             the election of seven Class I and Class III Directors;
(ii)                           the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2012; and
(iii)                       a non-binding, advisory proposal approving executive compensation.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The nominees for Class I and Class III Directors listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director with a one-year term expiring in 2013.  The results were as follows:

Class I and Class III Director Nominees	For	Against	Abstained	Broker Non-Vote
Richard G. Lindner	156,129,902	5,063,605	277,821	14,936,140
Robert S. Taubman	157,760,978	3,465,233	245,117	14,936,140
Reginald M. Turner, Jr.	160,145,157	1,032,017	294,154	14,936,140
Roger A. Cregg	156,104,496	5,093,826	273,006	14,936,140
T. Kevin DeNicola	160,159,062	1,033,121	279,145	14,936,140
Alfred A. Piergallini	154,086,765	7,110,939	273,624	14,936,140
Nina G. Vaca	159,957,904	1,221,588	291,836	14,936,140

The names of the other directors not up for election at the Annual Meeting whose terms of office continued after the Annual Meeting were as follows:

Incumbent Class II Directors
Ralph W. Babb, Jr.
Jacqueline P. Kane

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2012 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
173,258,885	2,850,632	297,951	—

Proposal 3

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
150,613,161	10,210,377	647,790	14,936,140

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: April 30, 2012